SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of the
                         Securities and Exchange Act of 1934


    Date of Report   (Date of earliest event reported)     August 9, 1995
    ---------------------------------------------------------------------



                         MANAGEMENT TECHNOLOGIES, INC.
          -------------------------------------------------------

          Exact name of Registrant as specified in its Charter)


                                   NEW YORK
          -------------------------------------------------------

          (State of other jurisdiction of incorporation)




               0-17206                                 13-3029797
          --------------------                    -------------------------

          Commission File No.                     I.R.S.           Employer
          Identification


          630 Third Avenue, New York, NY                    10017
          ------------------------------               --------------------

          Address of principal                              Zip Code
          executive offices


               (212)  983 5620
          -------------------------

          Registrant's telephone
          number, including area code












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          ITEM 5.   OTHER EVENTS


                    The Registrant ("the Company") completed an Agreement on August 9, 1995 with its former Chairman and Chief Executive Officer, Anthony J. Cataldo ("Cataldo").

                    The Company entered into a Separation and Release Agreement with Cataldo, wherein the Company agreed to retain Mr. Cataldo as an independent financial consultant at the rate of $25,000 per month (an aggregate of $300,000) for a period of one
          (1) year, in addition to paying Mr. Cataldo vacation and expenses due to him.
                    In addition, as a part of the Agreement, the Company loaned Mr. Cataldo the sum of $280,000 to purchase 212,700 shares of Common Stock of the Company. Mr. Cataldo issued a non-recourse Promissory Note, which provides that the Note is to be paid from the sale of shares by Mr. Cataldo and that, in the event there is any deficiency in the payment due to the Company, the Company's only recourse is to look to shares pledged to it. The Company has agreed to provide registration rights for the shares. The shares are subject to an Escrow Pledge Agreement.
                    Mr. Cataldo will continue as a Director of the Company and does not have any disagreement with the Company's policies or practices.


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                                      EXHIBITS
                                      --------

                    a)   Copy of Separation Agreement and Release;
                    b)   Copy of Non-Recourse Promissory;
                    c)   Copy of Escrow Pledge Agreement.






















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                                     SIGNATURES
                                     ----------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
          Dated:    New York, New York
                    August 10, 1995

                                             MANAGEMENT TECHNOLOGIES, INC.
                                             -----------------------------

                                                       (Registrant)


                                             /s/ S. Keith Williams
                                             ---------------------

                                                       KEITH WILLIAMS,
                                  President and Chief  Operating Officer











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